EXHIBIT 10.25



                   AMENDED AND RESTATED SECURITY AGREEMENT

       THIS AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement") dated as of April 1, 2008, among South Texas Oil Company, a Nevada corporation ("Company"), Southern Texas Oil Company, a Texas corporation ("Southern Texas"), STO Operating Company, a Texas corporation formerly known as Leexus Operating
Company ("STO Operating"), STO Properties LLC, a Texas limited liability company ("STO Properties"), STO Drilling Company, a Texas corporation ("STO Drilling"; each such corporation or limited liability company, including Company, and together with each other Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a "Debtor" and, collectively, as the "Debtors"), and Viking Asset Management, LLC, a California limited liability company, in its capacity as collateral agent for the Buyers on Schedule B attached hereto (together with its successors and assigns in such capacity, the "Secured
Party") and as the successor lienholder to The Longview Fund, L.P., a California limited partnership ("Longview") and Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership ("Marquis"), under each of the Company Security Agreement and the Subsidiary Security Agreement (each as defined below).

                             W I T N E S S E T H:

       WHEREAS, pursuant to that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of the Purchase Agreement (as defined below), the "Original Loan Agreement"), dated January 31, 2007, between Company and Longview, Company initially had the right to borrow from Longview an aggregate amount not to exceed $15,000,000, which obligation was represented in and evidenced by that certain Revolving Credit Note (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of the Purchase Agreement, the "Revolving Note"), dated January 31, 2007, issued by the Company in favor of Longview in connection with the Original Loan Agreement;

       WHEREAS, Company and Longview entered into that certain Security Agreement (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of this Agreement, the "Company Security Agreement"), dated as of January 31, 2007, pursuant to which the Company granted to Longview a security interest in the collateral described therein, on the terms and conditions more specifically set forth therein;

       WHEREAS, Company and Longview entered into that certain First Amendment to Loan Agreement and Revolving Credit Note (the "First Amendment"), dated as of September 25, 2007, pursuant to which (i) Company and Longview agreed to amend and restate the Original Loan Agreement and the Revolving Note to increase the aggregate amount that Company was entitled to borrow from Longview (subject to the terms and conditions of the Original Loan Agreement), and the principal amount of the Revolving Note, to $30,000,000, and (ii) Debtors agreed to enter into, as applicable, (a) a guaranty of all obligations, liabilities and indebtedness of Company under the Original Loan Agreement and the Revolving Note (as amended, restated supplemented or otherwise modified from time to time, the "Subsidiary Guaranty" and the guarantees under the Subsidiary Guaranty, including any such guarantee added after the date hereof, the "Guarantees"), and (b) security and pledge agreements and such other documents and instruments as were necessary to provide Secured Party, for the benefit of itself and the Buyers, with a valid, perfected, first priority security interest in substantially all of the assets of Company and each of the other Debtors;

       WHEREAS, as required by the First Amendment, prior to the date hereof, the Debtors (other than Company) and Longview executed and delivered a Security Agreement (as amended, restated, supplemented or otherwise modified from time to time and in effect immediately prior to the effectiveness of this Agreement, the "Subsidiary Security Agreement"; together with the Company Security Agreement, the "Original Security Agreements"), pursuant to which the Debtors (other than Company) have provided to Longview perfected, first priority security interests in substantially all of the assets of such Debtors;

       WHEREAS, prior to the date hereof, Marquis acquired an interest in, and became party to, the Original Loan Agreement, Original Security Agreement and certain other related documents;

       WHEREAS, Company and Buyers have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), pursuant to which, among other things, (i) Company and Buyers are amending and restating in its entirety the Original Loan Agreement, (ii) Company is issuing to Buyers the Initial Notes (as defined in the Purchase Agreement) in replacement of, and as an amendment and restatement in the entirety of, the Revolving Note, and (iii) Company may from time to time, in accordance with the terms of the Purchase Agreement, issue Additional Notes (as defined in the Purchase Agreement) to the Buyers (the Revolving Note, Initial Notes and the Additional Notes are referred to herein collectively as the "Notes");

       WHEREAS, Debtors (other than Company) are direct or indirect subsidiaries or affiliates of Company and, as such, will derive substantial benefit and advantage from the funds borrowed under the Purchase Agreement, and it will be to each such Debtor's direct interest and economic benefit to assist the Company in procuring such funds; and

       WHEREAS, the Debtors, Secured Party and Buyers have agreed to amend and restate in their entirety the Original Security Agreements to read as this Agreement.

       NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       Section   1.    Definitions.   Capitalized  terms  used  herein  without
definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:

             "Accounts" means any "account," as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, "supporting obligations" as defined in the Uniform Commercial Code.

             "As-extracted Collateral" means any "as-extracted collateral," as such term is defined in the Uniform Commercial Code.

             "Chattel Paper" means any "chattel paper," as such term is defined in the Uniform Commercial Code.

             "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

             "Commercial Tort Claims" means "commercial tort claims", as such term is defined in the Uniform Commercial Code.

             "Contracts" means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including without limitation with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

             "Copyrights" means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including without limitation damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

             "Deposit Accounts" means all "deposit accounts" as such term is defined in the Uniform Commercial Code, now or hereafter held in the name of a Debtor.

             "Documents" means any "documents," as such term is defined in the Uniform Commercial Code, and shall include without limitation all documents of title (as defined in the Uniform Commercial Code), bills of lading or other receipts evidencing or representing Inventory or Equipment.

             "Equipment" means any "equipment," as such term is defined in the Uniform Commercial Code and, in any event, shall include, Motor Vehicles.

             "Event of Default" shall have the meaning set forth in the Notes.

              "General Intangibles" means any "general intangibles," as such term is defined in the Uniform Commercial Code, and, in any event, shall include without limitation all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

             "Goods" means any "goods", as such term is defined in the Uniform Commercial Code, including without limitation fixtures and embedded Software to the extent included in "goods" as defined in the Uniform Commercial Code .

             "Governmental Authority" means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government or any Debtor of any of their Subsidiaries, or any of their respective properties, assets or undertakings.

             "Instruments" means any "instrument," as such term is defined in the Uniform Commercial Code, and shall include without limitation promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the Uniform Commercial
       Code), and Chattel Paper.

             "Inventory" means any "inventory," as such term is defined in the Uniform Commercial Code.

             "Investment Property" means any "investment property", as such term is defined in the Uniform Commercial Code.

             "Majority Buyers" means, at any date of determination, Buyers individually or collectively holding fifty percent (50%) or more of the then aggregate outstanding principal amount of the Notes (or, if no Notes are then outstanding, fifty percent (50%) or more of the then aggregate outstanding amount of Obligations).

             "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

             "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of Debtors from time to time owed or owing under or in respect of this Agreement, the Original Loan Agreement, the Purchase Agreement, the Notes, the Replacement Override Conveyances, the Warrants, the Subsidiary Guaranty, any and all Guarantees, the Pledge Agreement referred to in Section 5.15 hereof, and any of the other Security Documents, as the case may be, including without limitation the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law.

             "Patents" means any patents and patent applications, including without limitation the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto, and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

             "Proceeds" means "proceeds," as such term is defined in the Uniform Commercial Code and, in any event includes without limitation,
       (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

             "Representative" means any Person acting as agent, representative or trustee on behalf of the Secured Party from time to time.

             "Software" means all "software" as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including without limitation all computer programs and all supporting information provided in connection with a transaction related to any program.

             "Subsidiary Guaranty" shall have the meaning set forth in the recitals to this Agreement and shall include that certain Guaranty dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, by Debtors (other than Company) in favor of the Buyers.

             "Trademarks" means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including without limitation the trademarks and applications listed in
       Schedule V attached hereto and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including without limitation damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

             "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

       Section 2.  Representations, Warranties and Covenants of Debtors.   Each
Debtor represents and warrants to, and covenants with, the Secured Party as follows:

             (a) Such Debtor has or will have rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than Permitted Liens exists or will exist upon such Collateral at any time;

             (b) This Agreement is effective to create in favor of Secured Party a valid security interest in and Lien upon all of such Debtor's right, title and interest in and to the Collateral, and, upon (i) the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule I attached hereto, and (ii) each Deposit Account being subject to an Account Control Agreement (as hereinafter defined) between the applicable Debtor and depositary institution and the Secured Party on behalf of the Secured Party, such security interest will be a duly perfected first priority perfected security interest in all the Collateral (other than Instruments not constituting Chattel Paper), and upon delivery of the Instruments to the Secured Party or its Representative, duly endorsed by such Debtor or accompanied by appropriate instruments of transfer duly executed by such Debtor, the security interest in the Instruments will be duly perfected;

             (c) All of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto. Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee.
       Schedule I discloses such Debtor's name as of the date hereof as it appears in official filings in the state of its incorporation, formation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor's state of incorporation, formation or organization (or a statement that no such number has been issued), such Debtor's state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive office and the office where such Debtor keeps its books and records. Such Debtor has only one state of incorporation, formation or organization. Such Debtor (including any Person acquired by such Debtor) does not do business and has not done business during the past five (5) years under any trade name or fictitious business name, except as disclosed on Schedule II attached hereto;

             (d) No Copyrights, Patents or Trademarks listed on Schedules III, IV and V, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. Each of such Copyrights, Patents and Trademarks is valid and enforceable. Such Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents and Trademarks, identified on Schedules III, IV and V, as applicable, as being owned by such Debtor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by such Debtor not to sue third persons. Such Debtor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights. Such Debtor has no notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it;

             (e) Each Debtor agrees to deliver to the Secured Party an updated Schedule I, II, III, IV and/or V within five (5) Business Days of any change thereto;

             (f) All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by each Debtor are described on
       Schedule VI hereto, which description includes for each such account the name of the Debtor maintaining such account, the name, address and telephone and telecopy numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account. No Debtor shall open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts unless such Debtor shall have given Secured Party ten (10) Business Days' prior written notice of its intention to open any such new accounts. Each Debtor shall deliver to Secured Party a revised version of Schedule VI showing any changes thereto within five (5) Business Days of any such change. Each Debtor hereby authorizes the financial institutions at which such Debtor maintains an account to provide Secured Party with such information with respect to such account as Secured Party from time to time reasonably may request, and each Debtor hereby consents to such information being provided to Secured Party. In addition, all of Debtor's depositary, brokerage, security and other accounts including without limitation Deposit Accounts shall be subject to the provisions of Section 4.5 hereof;

             (g) Such Debtor does not own any Commercial Tort Claim except for those disclosed on Schedule VII hereto;

             (h) Such Debtor does not have any interest in real property or mining rights with respect to real property except as disclosed on Schedule
VIII. Each Debtor shall deliver to Secured Party a revised version of Schedule VIII showing any changes thereto within twenty (20) Business Days of any such change. Except as otherwise agreed to by Secured Party, all such interests in real property or mining rights with respect to such real property are subject to a mortgage, deed of trust and assignment of production proceeds (in form and substance satisfactory to Secured Party) in favor of Secured Party (hereinafter, a "Mortgage"). Each debtor acknowledges that each such Mortgage contains an Exhibit A (or other applicable Exhibit) listing the properties in which Debtor has an interest, and to the extent that Schedule VIII is updated pursuant to this Section 2(h), the applicable Debtor shall be obligated to execute an amendment to the applicable Exhibit to the applicable Mortgage such that, after giving effect to such Mortgage amendment, Secured Party will have a first priority perfected security interest in such new real property or mining rights;

             (i) Each Debtor shall duly and properly record each interest in real property held by such Debtor except with respect to easements, rights of way, access agreements, surface damage agreements, surface use agreement or similar agreements that such Debtor, using prudent customs and practices in the industry in which it operates, does not believe are of material value or material to the operation of such Debtor's business or, with respect to certain local, state and federal rights of way, are not capable of being recorded as a matter of local, state or federal law; and

             (j) All Equipment (including without limitation Motor Vehicles) owned by a Debtor and subject to a certificate of title or ownership statute is described on Schedule IX hereto.

       Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Debtor hereby pledges and grants to the Secured Party, for its benefit and the benefit of the Buyers, a Lien on and security interest in and to all of such Debtor's right, title and interest in the personal property and assets of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "Collateral"), including, without limitation:

             (a) all Instruments, together with all payments thereon or thereunder:

             (b)    all Accounts;

             (c)    all Inventory;

             (d) all General Intangibles (including payment intangibles (as defined in the Uniform Commercial Code) and Software);

             (e)    all Equipment;

             (f)    all Documents;

             (g)    all Contracts;

             (h)    all Goods;

             (i)    all Investment Property;

             (j) all Deposit Accounts, including, without limitation, the balance from time to time in all bank accounts maintained by such Debtor;

             (k)    Commercial Tort Claims specified on Schedule VII;

             (l)    all As-extracted Collateral;

             (m)    all Trademarks, Patents and Copyrights; and

             (n) all other tangible and intangible property of such Debtor, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Debtor or any computer bureau or service company from time to time acting for such Debtor.

       Section  4.   Covenants;  Remedies.   In furtherance of the grant of the
pledge and security interest pursuant to Section 3 hereof, each Debtor hereby agrees with the Secured Party as follows:

       4.1.  Delivery and Other Perfection; Maintenance, etc.

             (a) Delivery of Instruments, Documents, Etc. Each Debtor shall deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents, Chattel Paper and certificated securities (accompanied by stock powers executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Debtor in such form and substance as the Secured Party or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, each Debtor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Debtor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon request of a Debtor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Debtor available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against a trust receipt or like document). If a Debtor retains possession of any Chattel Paper, negotiable Documents or Instruments pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend:
       "This writing and the obligations evidenced or secured hereby are subject to the security interest of Viking Asset Management, LLC, in its capacity as collateral agent for the benefit of the Buyers, as secured party."

             (b)    Other  Documents  and  Actions.   Each Debtor  shall  give,
       execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Secured Party or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(h) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below. Notwithstanding the foregoing, each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of
       Article 9 of the Uniform Commercial Code of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of New York or any other State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as As-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information to the Secured Party promptly upon request. Each Debtor also ratifies its authorization for the Secured Party to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

             (c) Books and Records. Each Debtor shall maintain, at its own cost and expense, complete and accurate books and records of the Collateral, including without limitation a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, each Debtor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Party or its Representative at any time on demand. Each Debtor shall permit any representative of the Secured Party to inspect such books and records at any time during reasonable business hours and will provide photocopies thereof at such Debtor's expense to the Secured Party upon request of the Secured Party.

             (d) Motor Vehicles. Each Debtor shall, promptly upon the request of the Secured Party or its Representative, cause the Secured Party to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles having a value in excess of $50,000 in the aggregate for all such items of Equipment of the Debtors, or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect Secured Party's security interest in the assets represented by such certificate of title or ownership.

             (e) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted), upon request of the Secured Party or its Representative, each Debtor shall promptly notify (and each Debtor hereby authorizes the Secured Party and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and
       (ii) the Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.

             (f) Intellectual Property. Each Debtor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively, constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Debtor. If such Debtor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Debtor shall give to Secured Party prompt written notice thereof. Each Debtor hereby authorizes Secured Party to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Debtor shall have the duty (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of such Debtor and (iv) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of such Debtor. Any expenses incurred in connection with such Debtor's obligations under this Section 4.1(f) shall be borne by such Debtor. Except for any such items that a Debtor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, no Debtor shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, application or any other Copyright, Patent or Trademark without the written consent of Secured Party, which consent shall not be unreasonably withheld.

             (g) Further Identification of Collateral. Each Debtor will, when and as often as requested by the Secured Party or its
       Representative, furnish to the Secured Party or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.

             (h) Investment Property. Each Debtor will take any and all actions required or requested by the Secured Party, from time to time, to (i) cause the Secured Party to obtain exclusive control of any Investment Property owned by such Debtor in a manner acceptable to the Secured Party and (ii) obtain from any issuers of Investment Property and such other Persons, for the benefit of the Secured Party, written confirmation of the Secured Party's control over such Investment Property. For purposes of this Section 4.1(h), the Secured Party shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and a Debtor delivers such certificated securities to the Secured Party (with appropriate endorsements if such certificated securities are in registered form);
       (ii) such Investment Property consists of uncertificated securities and either (x) a Debtor delivers such uncertificated securities to the Secured Party or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to the Secured Party, that it will comply with instructions originated by the Secured Party without further consent by such Debtor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Secured Party, that it will comply with entitlement orders originated by the Secured Party without further consent by any Debtor.

             (i)    Reserved.

             (j) Commercial Tort Claims. Each Debtor shall promptly notify Secured Party of any Commercial Tort Claim (as defined in the Uniform Commercial Code) acquired by it that concerns a claim in excess of $50,000 and, unless otherwise consented to by Secured Party, such Debtor shall enter into a supplement to this Agreement granting to Secured Party a Lien on and security interest in such Commercial Tort Claim.

       4.2 Other Liens. Debtors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

       4.3 Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, the Secured Party and its Representative may, but shall not be required to, take any steps the Secured Party or its Representative deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance for the Collateral at any time when a Debtor has failed to do so, and Debtors shall promptly pay, or reimburse the Secured Party for, all expenses incurred in connection therewith.

       4.4  Formation of Subsidiaries; Name Change; Location; Bailees.

             (a) No Debtor shall form any subsidiary unless (i) such Debtor pledges all of the stock of such subsidiary to the Secured Party pursuant to the existing pledge agreement in favor of the Secured Party, and (ii) such subsidiary becomes a party to this Agreement and all other applicable Security Documents.

             (b) No Debtor shall (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Secured Party, or (ii) otherwise change its name, identity or corporate structure, in each case, without the prior written consent of Secured Party. Each Debtor will notify Secured Party promptly in writing prior to any such change in the proposed use by such Debtor of any trade name or fictitious business name other than any such name set forth on Schedule II attached hereto.

             (c) Except for the sale of Inventory in the ordinary course of business and other sales of assets expressly permitted in the Purchase Agreement, each Debtor will keep the Collateral at the locations specified in Schedule I. Each Debtor will give Secured Party thirty
       (30) day's prior written notice of any change in such Debtor's chief place of business or of any new location for any of the Collateral.

             (d) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Debtor shall, upon the request of Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for Secured Party's account, subject to Secured Party's instructions.

             (e) Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Secured Party and each Debtor agrees that it will not do so without the prior written consent of Secured Party, subject to such Debtor's rights under Section 9-509(d)(2) to the Uniform Commercial Code.

             (f) No Debtor shall enter into any Contract that restricts or prohibits the grant to Secured Party of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing to the Uniform Commercial Code.

       4.5   Bank Accounts and Securities Accounts.

             (a)    On or prior to the date hereof, the Secured  Party and each
       Debtor shall enter into an account control agreement or securities account control agreement, as applicable, (each an "Account Control Agreement"), in a form specified by the Secured Party, with each financial institution with which such Debtor maintains from time to time any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts, which financial institutions are set forth on Schedule VI attached hereto. Pursuant to the Account Control Agreements and pursuant hereto, each such Debtor grants and shall grant to the Secured Party a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as the Secured Party's agent in connection therewith. Following the date hereof, no Debtor shall establish any Deposit Account, securities account, brokerage account or other similar account with any financial institution, unless the Secured Party and such Debtor shall have previously entered into an Account Control Agreement with such financial institution which purports to cover such account. Other than petty cash not exceeding $10,000 in the aggregate for all Debtors, each Debtor shall deposit and keep on deposit all of its funds into a Deposit Account which is subject to an Account Control Agreement.

             (b) Upon the Secured Party's request following the occurrence and during the continuance of an Event of Default, each Debtor shall establish lock-box or blocked accounts (collectively, "Blocked Accounts") in such Debtor's name with such banks as are reasonably acceptable to the Secured Party ("Collecting Banks"), subject to irrevocable instructions in a form reasonably acceptable to the Secured Party, to which the obligors of all Accounts shall directly remit all payments on Accounts and in which such Debtor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, the Secured Party may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the "Depository Account"). All amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account without any further notice or action required by Secured Party. Subject to the foregoing, each Debtor hereby agrees that all payments received by the Secured Party, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Secured Party, and whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of the Secured Party. Each Debtor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with such Debtor, shall, acting on behalf of and as trustee for the Secured Party, receive, as the sole and exclusive property of the Secured Party, any moneys, checks, notes, drafts or other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of such Debtor or any Affiliates, employees, agent or other Persons acting for or in concert with such Debtor, and immediately upon receipt thereof, such Debtor or Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.

       4.6 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

             (a) Each Debtor shall, at the request of the Secured Party or its Representative, assemble the Collateral and make it available to Secured Party or its Representative at a place or places designated by the Secured Party or its Representative which are reasonably convenient to Secured Party or its Representative, as applicable, and such Debtor;

             (b) The Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of any of the Collateral;

             (c) The Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including without limitation the right, to the maximum extent permitted by law, to: (i) exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right) and (ii) to the appointment of a receiver or receivers for all or any part of the Collateral or business of a Debtor, whether such receivership is incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of the Collateral or the solvency of any person or persons liable for the payment of the Obligations secured by such Collateral. Each Debtor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Party under this Agreement. Each Debtor hereby expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver;

             (d) The Secured Party or its Representative in their discretion may, in the name of the Secured Party or in the name of a Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

             (e) The Secured Party or its Representative may take immediate possession and occupancy of any premises owned, used or leased by a Debtor and may exercise all other rights and remedies of an assignee which may be available to the Secured Party;

             (f) The Secured Party may, upon ten (10) Business Days' prior written notice to Debtors of the time and place (which notice Debtors hereby agree is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

             (g)    The  rights,  remedies and powers conferred by this Section
       4.6 are in addition to, and not in substitution for, any other rights, remedies or powers that the Secured Party may have under any Transaction Document, at law, in equity or by or under the Uniform Commercial Code or any other statute or agreement. The Secured Party may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Party will be exclusive of or dependent on any other. The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time.

The  proceeds  of each collection, sale or other disposition under this Section
4.6 shall be applied in accordance with Section 4.9 hereof.

Notwithstanding the foregoing, the Debtors shall not be required to deliver the fully-executed Mortgages, Account Control Agreements and Additional Security Documents (each as defined in the Purchase Agreement) prior to the Mortgage Delivery Deadline (as defined in the Purchase Agreement).

       4.7 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Debtors shall remain liable for any deficiency.

       4.8 Private Sale. Each Debtor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit a Debtor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if Debtors would agree to do so. The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and each Debtor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

       Each Debtor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Debtor's expense, provided that Debtors shall be under no obligation to take any action to enable any or all of such Collateral to be registered under the provisions of the Act. Each Debtor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against Debtors, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

       4.9 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Secured Party under this Agreement, shall be applied in the manner set forth in the Notes (or, if not so set forth, in a manner acceptable to, and at the election of, the Secured Party).

       4.10 Attorney-in-Fact. Each Debtor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder and to otherwise accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following upon the occurrence and during the continuation of any Event of Default:

             (a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

             (b) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

             (c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

             (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

             (e) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

             (f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

             (g) to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

             (h) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

             (i) to the extent that a Debtor's authorization given to Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without such Debtor's signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Debtor's name such financing statements and amendments thereto and continuation statements which may require such Debtor's signature; and

             (j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owners thereof for all purposes, and to do, at the Secured Party's option and at such Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

       Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full in cash.

       Each Debtor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.5 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

       4.11   Perfection.   Prior  to  or  concurrently with the execution  and
delivery of this Agreement, each Debtor shall:

             (a) file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Secured Party or the Representative may request to perfect the security interests granted by Section 3 of this Agreement;

             (b) at Secured Party's request, deliver to the Secured Party or its Representative the originals of all Instruments, together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee; and

             (c) at Secured Party's request, deliver to the Secured Party or its Representative the originals of all Motor Vehicle titles, duly endorsed indicating the Secured Party's interest therein as lienholder.

       4.12 Termination. This Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Purchase Agreement, the Replacement Override Conveyances and the Notes and the full and complete performance and indefeasible satisfaction of all of the Obligations, whereupon the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of Debtors. The Secured Party shall also execute and deliver to Debtors upon such termination and at Debtors' expense such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles (if any), and such other documentation as shall be reasonably requested by Debtors to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral.

       4.13 Further Assurances. (a) At any time and from time to time, upon the written request of the Secured Party or its Representative, and at the sole expense of Debtors, Debtors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Party or its Representative may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using Debtors' best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Collateral held by Debtors or in which a Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party's possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Secured Party as lienholder on the certificate of title of any Motor Vehicle and obtaining waivers of liens from landlords and mortgagees. Each Debtor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of such Debtor to the extent permitted by applicable law.

       (b) Upon the request of the Secured Party, each Debtor shall procure insurers' acknowledgments of any assignments of key man life insurance policies which may be assigned to the Secured Party as additional security for the Obligations (if any) and will take all such further action as required by any insurer or the Secured Party in connection with any such assignment.

       4.14 Limitation on Duty of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party's interest on behalf of itself and the Buyers in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Debtors for any act or failure to act, except for willful misconduct. Without limiting the foregoing, the Secured Party and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

       Also without limiting the generality of the foregoing, neither the Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of Debtors under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

       Section 5.  Miscellaneous.

       5.1 No Waiver. No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

       5.2 Governing Law. All questions concerning the construction, validity enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

       5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement; provided, that, to the extent any such communication (i) is being made or sent to a Debtor that is not the Company, such communication shall be effective as to such Debtor if made or sent to the Company in accordance with the foregoing or (ii) is being made or sent to Secured Party, such communication shall be made to Secured Party at the address set forth below Secured Party's signature hereto. Debtors and Secured Party may change their respective notice addresses by written notice given to each other party five (5) days prior to the effectiveness of such change.

       5.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Debtor sought to be charged or benefited thereby and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and the Debtor sought to be charged or benefited thereby and their respective successors and assigns.

       5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that no Debtor shall assign or transfer its rights hereunder without the prior written consent of the Secured Party. Secured Party, in such capacity as collateral agent, may assign its rights hereunder without the consent of Debtors, in which event such assignee shall be deemed to be Secured Party hereunder with respect to such assigned rights.

       5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Secured Party, electronic means, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

       5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

       5.9  SUBMISSION TO JURISDICTION; WAIVER  OF  VENUE;  SERVICE OF PROCESS.
(A) EACH DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY A DEBTOR AGAINST SECURED PARTY OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK .

       (B) EACH DEBTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY IT (AFTER PRIOR WRITTEN NOTICE TO SECURED PARTY) WHICH IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH DEBTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO SUCH DEBTOR AT ITS ADDRESS PROVIDED IN THIS AGREEMENT EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A DEBTOR REFUSES TO ACCEPT SERVICE, SUCH DEBTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

       5.10 WAIVER OF RIGHT TO TRIAL BY JURY. EACH DEBTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER
PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

       5.11 Joint and Several. The obligations, covenants and agreements of Debtors hereunder shall be the joint and several obligations, covenants and agreements of each Debtor, whether or not specifically stated herein.

       5.12 Collateral Agent. (a)Each of the Buyers hereby irrevocably appoints and authorizes the Secured Party to act as collateral agent hereunder (the "Collateral Agent"), to enter into each of the instruments, documents and agreements, including any pledge agreement, guaranty, financing statements, mortgage, Account Control Agreement or any other Security Documents (collectively with this Agreement, the "Financing Documents"), to which it is a party as agent (including as a collateral agent) on Buyers' behalf and to take such actions as Collateral Agent on Buyers' behalf under the Financing Documents and to exercise such powers under the Financing Documents as are delegated to Collateral Agent (as agent, secured party or otherwise) by the terms thereof, together with all such powers as are reasonably incidental thereto. The Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents as the Collateral Agent shall reasonably be directed by Buyers in accordance with the terms of the Transaction Documents (and, in any event, as reasonably directed by written direction of Majority Buyers). Secured Party is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents to which it is a party or which run in its favor on behalf of the Buyers; provided, however, that the parties hereto hereby agree that no such amendment, modification or waiver shall be effective without the unanimous written consent of the Buyers. Each Buyer hereby assigns to Secured Party, without recourse, representation or warranty of any kind whatsoever, all of its right, title and interest in and to any Liens and security interests granted to such Buyer pursuant to the Original Security Agreements.

       (b) Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor, the Buyers shall indemnify the Collateral Agent (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably (based on the ratio of the amount of Obligations a Buyer holds to the aggregate Obligations held by all Buyers) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including, for purposes of clarification, all taxes, which may at any time (including at any time following the payment in full of the Notes and the termination or resignation of the Collateral Agent) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any other Transaction Document or any document contemplated hereby or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, however, that Buyers shall not be liable for the payment to the Collateral Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. In addition, Buyers shall reimburse the Collateral Agent upon demand for its ratable share (based on the ratio of the amount of Obligations a Buyer holds to the aggregate Obligations held by all Buyers) of any costs or out-of-pocket expenses (including attorney costs) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated hereby or referred to herein to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if any Governmental Authority of any jurisdiction asserts a claim that the Collateral Agent did not properly withhold tax from amounts paid to or for the account of a Buyer (because the appropriate form was not delivered, was not properly executed, or because such Buyer failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), Buyers shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Collateral Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section 5.12(b), together with all related costs and expenses (including attorney costs). The obligation of Buyers in this
Section 5.12(b) shall survive the payment of all Obligations.

       (c) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event that with the giving of notice or passage of time would constitute an Event of Default unless the Collateral Agent shall have received written notice from Buyers describing such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default and stating that such notice is a "notice of default". Upon the occurrence and continuance of an Event of Default, or an event that with the giving of notice or passage of time would constitute an Event of Default, the Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents with respect to such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as Collateral Agent shall reasonably be directed by Buyers in accordance with the terms of the Transaction Documents (and, in any event, as reasonably directed by written direction of Majority Buyers); provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as the Collateral Agent shall deem advisable in the best interests of Buyers. In taking such action or refraining from taking such action without specific direction from Buyers, the Collateral Agent shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (d) Nothing in this Section 5.12 shall be deemed to limit or otherwise affect the rights of Secured Party or Buyers to exercise any remedy provided in this Agreement or any other Transaction Document.

       (e) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Transaction Documents at any time by giving thirty (30) Business Days' prior written notice to Buyers. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (f) below or as otherwise provided below.

       (f) Upon (i) Buyers' receipt of a notice of resignation by the Collateral Agent in accordance with clause (e) above, or (ii) written notice by Buyers to Collateral Agent of Buyers' election to remove the existing Collateral Agent and appoint a successor Collateral Agent, Buyers shall have the right to appoint a successor Collateral Agent. Upon the acceptance of a successor's appointment as Collateral Agent hereunder and notice of such acceptance to the retiring Collateral Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, the retiring Collateral Agent's resignation shall become immediately effective and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Transaction Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). If no such successor shall have been so appointed by Buyers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation or Buyers give notice of their election to replace the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of Buyers (but without any obligation) appoint a successor Collateral Agent without the consent of Buyers. From and following the expiration of such thirty (30) day period, Collateral Agent shall have the exclusive right without any Person's consent, upon one (1) Business Days' notice to Buyers, to make its resignation or removal effective immediately. From and following the effectiveness of such notice, (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) all actions, payments, communications and determinations provided to be made by, to or through Collateral Agent shall instead be made by or to Buyers directly, until such time as Buyers appoint a Collateral Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Collateral Agent and its sub-agents after the effectiveness of its resignation or removal hereunder and under the other Transaction Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting or was continuing to act as Collateral Agent.

       (g) If pursuant to any Financing Document the Collateral Agent is given the discretion to allocate proceeds received by Collateral Agent pursuant to the exercise of remedies under the Financing Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Financing Document), Collateral Agent shall apply such proceeds to the then outstanding Obligations in the following order of priority (with amounts received being applied in the numerical order set forth below until exhausted prior to the application to the next succeeding category and each of the Buyers or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third and fourth below):

             first,   to  payment  of  fees,  costs  and  expenses   (including
       reasonable attorney's fees) owing to the Collateral Agent;

             second, to payment of all accrued unpaid interest and fees (other than fees owing to Collateral Agent) on the Obligations;

             third, to payment of principal of the Obligations;

             fourth, to payment of any other amounts owing constituting Obligations; and

             fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

       5.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

       5.14 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Debtor, Secured Party, the Buyers and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

       5.15  Amendment and Restatement.       This  Agreement,  taken  together
with the Pledge Agreement dated as of the date hereof executed by Company and STO Operating in favor of Secured Party, amends and restates the Original Security Agreements in their entirety and shall not be deemed to constitute a novation of the Original Security Agreements or any obligations of any Debtor thereunder. Each Debtor acknowledges, ratifies, confirms and reaffirms the grant of Liens and security interests granted pursuant to the Original Security Agreements, and acknowledges and agrees that (i) all of such Liens and security interests are intended and shall be deemed and construed to secure, to the fullest extent set forth therein, all now existing and hereafter arising Obligations and (ii) all of such Liens and security interests shall continue hereunder in favor of Secured Party uninterrupted from the date of the original grant thereof.







                                       #

60626080

       IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                        DEBTORS:

                                        SOUTH   TEXAS  OIL  COMPANY,  a  Nevada
                                        corporation

                                        By:_______________________________
                                        Name:_____________________________
                                        Title: ______________________________
                                        FEIN:_____________________________

                                        SOUTHERN  TEXAS  OIL  COMPANY,  a Texas
                                        corporation

                                        By:_______________________________
                                        Name:_____________________________
                                        Title: ______________________________
                                        FEIN:_____________________________

                                        STO    OPERATING   COMPANY,   a   Texas
                                        corporation

                                        By:_______________________________
                                        Name:_____________________________
                                        Title: ______________________________
                                        FEIN:_____________________________

                                        STO PROPERTIES  LLC,  a  Texas  limited
                                        liability company

                                        By:_______________________________
                                        Name:_____________________________
                                        Title: ______________________________
                                        FEIN:_____________________________

                                        STO    DRILLING    COMPANY,   a   Texas
                                        corporation

                                        By:_______________________________
                                        Name:_____________________________
                                        Title: ______________________________
                                        FEIN:_____________________________








60626080

                                        SECURED PARTY:

                                        VIKING   ASSET   MANAGEMENT,   LLC,   a
                                        California limited  liability  company,
                                        in its capacity as Collateral Agent for
                                        the Buyers

                                        By:________________________________
                                        Name:______________________________

Title: _______________________________

                                        Notice Address:

                                        Viking Asset Management, LLC
                                        600 Montgomery Street, 44th Floor
                                        San Francisco, California 94111
                                        Attention:  Michael Rudolph
                                        Telecopy:  (415) 981-5301

                                        and

                                        Viking Asset Management, LLC
                                        10 Glenville Street, 3rd Floor
                                        Greenwich, Connecticut 06831
                                        Attention:  Robert J. Brantman





60626080

                                        BUYERS:

                                        Solely for the purposes of Section 5.12

                                        LONGVIEW MARQUIS MASTER FUND, L.P.,
                                        a British Virgin Islands limited
                                        partnership

                                        By: Viking Asset Management, LLC
                                        Its:  Investment Advisor

                                        By:________________________________
                                        Name: S. Michael Rudolph
                                        Title:Chief Financial Officer


                                        THE LONGVIEW FUND, L.P.,
                                        a California limited partnership

                                        By: Viking Asset Management, LLC
                                        Its:  Investment Adviser

                                        By:________________________________
                                        Name: S. Michael Rudolph
                                        Title:Chief Financial Officer

                                   EXHIBIT A

                                Form of Joinder
                   Joinder to Subsidiary Security Agreement

       The  undersigned,  ______________________________,  hereby joins in  the execution of that certain Amended and Restated Security Agreement dated as of April 1, 2008 (the "Security Agreement"), by South Texas Oil Company, a Nevada corporation ("Company"), Southern Texas Oil Company, a Texas corporation ("Southern Texas"), STO Operating Company, a Texas corporation formerly known as Leexus Operating Company ("STO Operating"), STO Properties LLC, a Texas limited liability company ("STO Properties"), STO Drilling Company, a Texas corporation, the Buyers (as defined therein), and each other Person that becomes a Debtor thereunder after the date hereof and pursuant to the terms thereof, to and in favor of Viking Asset Management, LLC, in its capacity as agent for the Buyers. By executing this Joinder, the undersigned hereby agrees that it is a Debtor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement.

       The undersigned represents and warrants to Secured Party that:

       (a) all of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto;

       (b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;

       (c) the chief place of business, chief executive office and the office where such Debtor keeps its books and records are located at the place specified on Schedule I;

       (d) such Debtor (including any Person acquired by such Debtor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II;

       (e) all Copyrights, Patents and Trademarks owned by the undersigned are listed in Schedules III, IV and V, respectively;

       (f)   all Deposit Accounts, securities  accounts, brokerage accounts and
other  similar  accounts  maintained  by  such  Debtor,   and   the   financial
institutions at which such accounts are maintained, are listed on Schedule VI;

       (g)   all  Commercial  Tort Claims of such Debtor are listed on Schedule
VII;

       (h) all interests in real property and mining rights held by such Debtor are listed on Schedule VIII;

       (i) all Equipment (including Motor Vehicles) owned by such debtors are listed on Schedule IX; and

       (j) all other representations and warranties made by the Debtors in the Security Agreement are true, complete and correct in all respects as of the date hereof.

                                        ________________, a _____ corporation


                                        By:______________________________
                                        Title:___________________________
                                        FEIN:____________________________

                                  SCHEDULE B


         BUYER'S NAME                             BUYER'S ADDRESS
                                                AND FACSIMILE NUMBER


       The Longview Fund, L.P.       600 Montgomery Street, 44th Floor, San Francisco,
                                     CA  94111

       Longview Marquis Master       600 Montgomery Street, 44th Floor, San Francisco,
       Fund, L.P.                    CA  94111


